LOAN AGREEMENT
THIS AGREEMENT dated for reference the 10th day of October, 2018,
AMONG:
WESLEY CLOVER INTERNATIONAL CORPORATION, a corporation incorporated under the laws of Canada;
and
KMB TRAC TWO HOLDINGS LTD., a corporation incorporated under the laws of the Province of British Columbia;
(together, the “Lenders”)
AND:
COUNTERPATH CORPORATION, a corporation incorporated under the laws of the State of Nevada;
(the “Borrower”)
BACKGROUND:
A.	The Borrower has applied to the Lenders for a loan in the aggregate principal amount of up to US$3,000,000 to be utilized by the Borrower for the purposes described in Section 3.
B.	The Lenders have agreed to make the Loan available to the Borrower in accordance with the terms and conditions of this agreement.
THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lenders and the Borrower (each, a “Party” and together the “Parties”) warrants and represents to and covenants and agrees with each other as set forth below.
1.	DEFINITIONS; INTERPRETATION
1.1	For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):
(a)	“Adjustment Date” means the first day of the month immediately falling after the Advance Date;
(b)	“Advance” means an advance under the Loan by the Lenders to the Borrower;
(c)	“Advance Amount” means the principal amount of the Loan to be advanced on an Advance Date;
(d)	“Advance Date” means the date an Advance is made;

(e)
“Advance Request” means a written request delivered by the Borrower to the Lenders which sets out the requested principal amount of the Loan to be advanced, the proposed Advance Date and the deposit or wire instructions for the payment of the relevant Advance;

(f)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;
(g)	“Board” means the board of directors of the Borrower;
(h)	“Business Day” means any day, other than a Saturday or a Sunday, or a “holiday” as defined under the Interpretation Act of British Columbia;
(i)	“Change of Control” means the occurrence of any one of the events set out below:
(i)
an acquisition, directly or indirectly, of voting securities of the Borrower (including securities of the Borrower which on conversion will become voting securities) by any person or group of persons acting in concert such that such person or group of persons are able for the first time to affect materially the control of the Borrower;

(ii)
a merger, amalgamation or consolidation of the Borrower with or into another entity, or any other corporate reorganization, if more than 40% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after are owned by persons who were not security holders of the Borrower immediately prior to such merger, amalgamation, consolidation or reorganization;

(iii)
the exercise of the voting power of all or any securities of the Borrower so as to cause or result in the election of a majority of members of the Board who were not previously incumbent directors thereof;

(iv)
a tender offer, an exchange offer, a take-over bid or any other offer or bid by an entity, person or group (other than the Borrower or a wholly-owned subsidiary of the Borrower) of more than 50% of the issued and outstanding voting securities of the Borrower; or

(v)	the sale, transfer or disposition by the Borrower of all or substantially all of the assets of the Borrower, provided that an event will not constitute a Change of Control if its sole purpose is to change the jurisdiction of incorporation of the Borrower or to create a holding company or other corporation, partnership or trust that will be owned in substantially the same proportions by the persons who held the Borrower’s securities immediately before such event;
(j)	“Event of Default” means any of the events specified in Section 10;
(k)	“Interest Rate” means 8% per annum, calculated as herein provided;

(l)	“Loan” means the revolving loan not exceeding US$3,000,000 established by the Lenders in favour of the Borrower pursuant to this Agreement;
(m)
“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; and

(n)	“US$” means lawful currency of the United States of America.
1.2	For the purpose of this Agreement, the following meanings of interpretation will apply:
(a)	“herein”, “hereunder” and similar terms refer to this Agreement as a whole and not to any specific, section, clause or provision thereof;
(b)
when the context makes it possible, the singular includes the plural and vice versa, and all references to any person, whether a party to this Agreement or not, will be read with such changes in number or gender as the party or reference requires;

(c)	any reference in this Agreement to a statute will include any amendment or successor statute and any regulations thereunder in force from time to time;
(d)	the headings appearing in this Agreement have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement; and
(e)
if the date on or by which any action is required or permitted to be taken hereunder by a Party is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

2.	LOAN
2.1	The Lenders agree to make the Loan on the terms and subject to the conditions of this Agreement.
3.	PURPOSE
3.1	The Loan will be made available to the Borrower for its general working capital purposes.
4.	AVAILABILITY
4.1	The Loan will be available by multiple Advances in accordance with the terms and conditions in this Agreement.
4.2	The aggregate principal amount advanced and outstanding under the Loan will at no time exceed US$3,000,000.
5.	ADVANCES
5.1
Provided that that there has not been an Event of Default, the Lenders will make an Advance to the Borrower in the Advance Amount on each Advance Date provided that the Borrower has delivered an Advance Request to the Lenders no later than 10 Business Days prior to the Advance Date.  The Lenders may waive the requirement of the Borrower to deliver an Advance Request to the Lenders no later than 10 Business Days prior to the Advance Date.

5.2	Each Lender will be responsible for advancing one half of the Advance Amount specified in each Advance Request.
5.3
Each Lender will deposit its respective share of the principal amount of each Advance referred to in the relevant Advance Request into the bank account designated by the Borrower or by wire transfer with details provided by the Borrower to the Lenders or in accordance with such arrangements as the Lenders and the Borrower may agree.

6.	INTEREST
6.1	Interest will accrue on the outstanding daily principal balance of the Loan at the Interest Rate.
6.2	The Borrower promises to pay all accrued and outstanding interest for the previous month on the fifth day following the end of each such month.
6.3	The Borrower will pay the Lenders interest on the outstanding principal balance of the Loan at the Interest Rate, compounded daily.
6.4
Interest will be calculated as herein provided on the outstanding daily principal balance of the Loan and on overdue interest, daily, not in advance, as well after as before maturity, default and judgment on the basis of a 365 (or in the case of a leap year 366 day) year based on the actual number of days elapsed, on a nominal rate basis and without allowance or deduction for deemed re-investment or otherwise with respect to any amounts from time to time paid to the Lenders on account of interest under the Loan.

7.	REPAYMENT AND PREPAYMENT
7.1
Unless demanded earlier due to an Event of Default, the Borrower covenants to repay to the Lenders the principal of the Loan and all accrued and unpaid interest thereon in accordance with the following schedule:

(a)	interest only for the previous month on the fifth day following the end of each such month commencing after the Adjustment Date; and
(b)	all outstanding principal and accrued interest on the Loan on the second anniversary of the first Advance Date.
7.2
All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder will be added to the principal balance of the Loan and will bear interest at the Interest Rate until paid in full.

7.3
The Borrower may prepay the whole or any portion of the principal amount of the Loan plus all accrued and outstanding interest thereon at any time and from time to time, without notice, bonus or penalty.

7.4	Any amounts of principal prepaid will be available to be re-advanced to the Borrower.

7.5	All payments made by the Borrower to the Lenders hereunder will be made by bank draft, certified cheque or bank wire transfer.
7.6	Any payment that is due hereunder on a date other than a Business Day will be made on the next succeeding Business Day.
8.	REPRESENTATIONS AND WARRANTIES
8.1	The Borrower represents and warrants as follows:
(a)	the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;
(b)
the Borrower has the corporate power and capacity to carry on business as currently conducted by it, own property or interests therein, borrow money, make, keep, observe and perform representations, warranties, covenants and agreements and obligations and incur liabilities, all as contemplated hereby;

(c)	the corporate records of the Borrower are current and accurate;
(d)
the execution, delivery and performance of its obligations under this Agreement by the Borrower and every other instrument or agreement delivered by the Borrower pursuant to this Agreement, has been duly authorized by all actions, if any, required on its part and by its shareholders and directors, and each of such documents has been duly executed and delivered and constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms;

(e)
there is no action, suit, investigation or proceeding outstanding or pending or, to the knowledge of the Borrower, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect; and

(f)
the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a material breach of any of the terms, conditions, or provisions of:

(i)	its constating documents, or
(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking.
9.	COVENANTS
9.1	The Borrower will:
(a)	pay, observe and perform its debts, obligations and liabilities hereunder, when due; and
(b)	comply with all applicable laws, ordinances or governmental rules or regulations to which it or any of its property, assets and undertaking are subject.

10.	EVENTS OF DEFAULT
10.1
The principal amount of the Loan and all outstanding and accrued interest thereon will immediately become due and payable and this Agreement will become enforceable upon the happening of any one or more of the following events:

(a)	if the Borrower fails to make a payment as required hereunder within 10 Business Days of when the same becomes due and payable;
(b)	if the Borrower ceases or threatens to cease to carry on business generally or admits in writing its inability or fails to pay its liabilities generally;
(c)	if, without the prior consent of the Lenders, there is a Change of Control of the Borrower; or
(d)	if the Borrower:
(i)
becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement between it or any of its creditors;

(ii)
commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada) or under analogous foreign law, or makes an assignment of its property for the general benefit of its creditors under such Act or under analogous or similar foreign law, or makes a proposal (or files a notice of its intention to do so) under such Act or under analogous or similar foreign law;

(iii)
institutes or in any manner becomes subject to, any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it, its equity or its debts or any other relief, under any federal, provincial or foreign law now or hereafter in effect including without limitation relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and any applicable corporations legislation) or at common law or in equity, or files an answer or response or any filing admitting the material allegations filed against it in any such proceeding;

(iv)
applies for the appointment of, or the taking possession by, a receiver, interim receiver, receiver/manager, monitor, sequestrator, conservator, custodian, administrator, trustee, liquidator or other similar official for it or any substantial part of its property; or

(v)
threatens to do any of the foregoing, or takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 10.1(c) or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defence thereof.

11.	WAIVER
11.1
The Lenders may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement; but any waiver by the Lenders of such breach or default, or any failure to take any action to enforce its rights hereunder will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

12.	REGULATORY APPROVAL
12.1	This effectiveness of this Agreement is subject the Borrower obtaining all necessary regulatory approvals.
13.	MISCELLANEOUS
13.1
The Borrower will forthwith at all times, and from time to time, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of the Lender, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

13.2	Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by any party hereto without the prior written consent of the other parties.
13.3
No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable unless it is by a formal instrument in writing expressed to be a modification of this Agreement and executed in the same manner as this Agreement.

13.4
All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person without the Lender’s prior written consent.

13.5
Any notice delivered or sent by electronic mail or other means of electronic communication capable of producing a printed copy on a Business Day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully, to the address (physical or electronic), as the case may be, set out below.  Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting; but if at the time of posting or between the time of posting and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

Notice details for:
Lenders

KMB Trac Two Holdings Ltd.
3230 Mathers Avenue
West Vancouver, British Columbia, Canada  V7V 2K5
Attention:  Steven Bruk
Phone:  (604) 649-8336
 Email:  steven@bruk.co

Wesley Clover International Corporation
390 March Road, Suite 110
Kanata, Ontario, Canada K2K 0G7
Attention:  Paul Chiarelli
Phone:  (613) 271-5972
 Email: pchiarelli@wesleyclover.com
Borrower

CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, British Columbia, Canada  V7X 1M3
Attention:  David Karp
Phone:  (604) 628-9364
Email:   dkarp@counterpath.com

13.6	The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
13.7
This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the Province of British Columbia and applicable federal laws thereto.  The Lenders and the Borrower hereby attorn to the courts of competent jurisdiction located in the Province of British Columbia in any proceedings hereunder.

13.8
This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

13.9
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized signatories on the 10th day of October, 2018.
The Lenders hereby acknowledge and agree that they have been requested to and given an opportunity to obtain independent legal advice with respect to the subject matter of this Agreement and its sufficiency for their purposes, and further, the Lenders hereby represent and warrant to the Borrower that it fully understands the terms and limitations of this Agreement.
BORROWER
COUNTERPATH CORPORATION, by
 its authorized signatory:

Per:        /s/ David Karp
                Authorized Signatory

LENDERS
WESLEY CLOVER INTERNATIONAL CORPORATION, by
its authorized signatory:

Per:        /s/ Paul Chiarelli
                 Authorized Signatory

KMB TRAC TWO HOLDINGS LTD., by
its authorized signatory:

Per:        /s/ Karen Bruk
                 Authorized Signatory